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                                                                   EXHIBIT 10.15


                            FORM OF EMPLOYMENT AND
                       INCENTIVE COMPENSATION AGREEMENT

     This EMPLOYMENT AND INCENTIVE COMPENSATION AGREEMENT ("Agreement") is made effective as of this _____ day of ________ 1994 (the "Effective Date"), between COMPS, InfoSystems, Inc., a Delaware corporation, hereinafter referred to as "COMPS," and _________________, hereinafter referred to as "Employee."

     IN CONSIDERATION of the promises and of the mutual covenants contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

     1.   Employment. COMPS hereby affirms its employment of Employee, and
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Employee hereby affirms such employment, upon the terms and conditions set forth herein.

     2.   Duties. Employee is engaged in the position of
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_________________________________ of COMPS. Employee shall faithfully and diligently perform the duties customarily performed by persons in the position for which Employee is engaged, together with such other duties as ________ and/or the Board of Directors of COMPS shall designate from time to time. Specifically, but not by way of limitation, Employee shall perform those duties set forth on Exhibit A, attached hereto and incorporated herein by reference. As part of Employee's duties, Employee acknowledges and understands that: (a) Employee will devote utmost knowledge and best skill to the performance of his/her duties; (b) Employee shall devote his/her full business time to the rendition of such services, subject to absences for customary vacations and for temporary illness; and (c) Employee will not engage in any other gainful occupation which requires his/her personal attention without prior consent of _______, with the exception that Employee may personally trade in stock, bonds, securities, commodities or real estate investments for his/her own benefit. Employee agrees to submit to periodic physical examinations for any valid COMPS purpose as determined in the sole discretion of the Board of Directors of COMPS.

     3.   Compensation.
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          3.1  Base Salary. As compensation for the proper and satisfactory
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     performance of all duties to be performed by
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     employee hereunder, COMPS shall pay to Employee a salary of ____________
     per month, for each whole month during the employment term (as defined in Section 4 below) of this Agreement, payable in arrears in equal, semi-monthly installments ("Base Salary"). The Base Salary may be increased or decreased from time to time, at the sole discretion of COMPS. In the event of such increase, COMPS shall notify Employee of the amount by a letter to Employee signed by the Chief Executive Officer of COMPS. Any increase in the Base Salary shall be effective for the remainder of the Term of this Agreement.

          3.2  Customary Fringe Benefits. Employee shall be entitled to such
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     fringe benefits as COMPS customarily makes available to executive employees of COMPS ("Fringe Benefits"). Such Fringe Benefits may include vacation leave, sick leave, and health insurance coverage. COMPS reserves the right to change the Fringe Benefits on a prospective basis, at any time, effective upon delivery of written notice to Employee, and in all events the Fringe Benefits shall terminate upon termination of employment.

          3.3  Incentive Compensation and Stock Option Plan. Employee shall
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     receive such rights to which Employee may become entitled under the terms of the COMPS Stock Option Plan. Employee shall also receive the Incentive Compensation outlined in Section 7 hereof.

          3.4  Withholding. All payments of compensation under this Agreement,
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     in whatever form, are subject to any required deductions for state and federal withholding tax, Social Security and all other employee taxes and payroll deductions ("Base Salary").

     4.  Term. The employment term pursuant to this Agreement shall commence on
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the Effective Date set forth above, and shall remain in effect until
__________________ (the "Expiration Date"), unless Employee's employment is terminated sooner in accordance with the provisions of Section 5 below. If the Agreement is not terminated pursuant to Section 5, the Agreement shall continue from year to year after ________________, unless either party to the Agreement shall give written notice to the other of a desire to change, amend, modify or terminate the Agreement, at least 30 days prior to ______________ or each succeeding ____________.

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     5.  Termination. This Agreement and the employment of Employee shall
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terminate prior to its expiration date under the following conditions:

         5.1  Death.  The death of Employee;
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         5.2  Disability. The permanent disability of Employee (permanent
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     disability shall exist when Employee suffers from a condition of mind or body that indefinitely prevents Employee from satisfactory further performance of his/her duties, even with reasonable accommodation);

         5.3  Termination for Good Cause. Upon receipt by Employee of written
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     notice from Employer that Employee's employment is being terminated for
     "good cause." The Employer has "good cause" to terminate Employee's employment if Employee engages in the following:

              5.3.1 Any wilful misappropriation, destruction, or damage to property or funds belonging to COMPS, or its employees, clients or visitors.

              5.3.2 Sexual, verbal, or physical harassment or discrimination towards any employee, client, or visitor of COMPS.

              5.3.3 Internal or external dishonesty, or any other act of deceit, in connection with COMPS' business.

              5.3.4 Consuming or being under the influence of alcohol or illegal drugs while at work.

              5.3.5  Commission of a felony which results in conviction.

              5.3.6  Breach of the provisions of Sections 9, 10 or 11 hereof.

              5.3.7  Competition with COMPS (as defined in Section 12) by
         Employee.

              5.3.8 Employee fails or refuses to faithfully and diligently perform any of his/her customary or assigned duties which failure or refusal is not cured within 30 days after written notice thereof is given to Employee.

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              5.3.9  Employee fails or refuses to comply with the policies, standards and regulations of the Employer which from time to time may be established, which failure or refusal is not cured within 15 days after written notice thereof is given to Employee.

        5.4  Termination at Will. Although COMPS and Employee anticipate an
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   employment relationship through the end of the effective date, COMPS may terminate the employment of Employee at any time, with or without cause, upon written notice delivered to Employee that Employee's employment is being terminated for "other than good cause."

        5.5  Employee Resignation. Employee may resign at any time during the
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   term of this Agreement by providing 60 days' advance notice of that resignation. Employee will continue to receive his/her Base Salary through that notice period.

   6.   Compensation Upon Termination.
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        6.1  Payment of Compensation Upon Termination for Cause. In the event
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   Employee is terminated for good cause, as set forth in Section 5.3, he/she shall receive notice of termination that day and shall be entitled only to the compensation set forth as Base Salary herein, prorated through the date of said notice. When Employee is terminated for good cause as defined in
   Section 5.3, Employee is entitled to no other severance compensation arising out of this Agreement and out of his/her employment relationship with COMPS, and Employee shall permanently and absolutely forfeit all rights to all other benefits otherwise accruing by reason of Employee's employment by COMPS. Without limiting the generality of the foregoing, Employee shall, upon termination for good cause, permanently and absolutely forfeit all rights to incentive compensation, as described in Section 7 hereof, and all rights under the Stock Option Plans, as set forth in Exhibit B.

        6.2  Payment of Compensation Upon Termination Other Than for Good Cause.
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   In the event Employee's employment is terminated for other than good cause,
   Employee shall receive Base Salary continuation in an amount described below, and certain partial incentive bonus, but, only if Employee executes a general release of claims in a form satisfactory to COMPS, releasing any and all claims Employee has against COMPS arising out of his/her

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   employment or the termination of said employment. Employee is not entitled to any Base Salary continuation pursuant to this Section unless he/she signs the general release described above. The Base Salary continuation described in this Section amounts to four months' Base Salary continuation if Employee's employment terminates other than for good cause prior to November 1, 1995, five months' Base Salary continuation if Employee's employment is terminated other than for good cause between November 1, 1995 and October 31, 1996, and six months' Base Salary continuation if Employee's employment terminates other than for good cause after October 31, 1996. The maximum Base Salary continuation Employee may receive under this Section is six months' salary. Employee shall also be entitled to the partial Incentive Bonus under Section
   7.3 (treating, for purposes of Section 7.3, Employee as "actively employed" for the Base Salary continuation period). Employee is entitled to no other Base Salary continuation when his/her employment is terminated for other than good cause, pursuant to Section 5.4.

   7. Incentive Compensation. In addition to the Base Salary, within thirty (30)
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days after issuance of quarterly accrual basis financial statements, COMPS shall pay to Employee an incentive bonus (the "Incentive Bonus") for each fiscal quarter the last day of which falls within the employment term pursuant to this Agreement. Notwithstanding anything herein to the contrary, however, such Incentive Bonus shall only be paid when COMPS' cash flow permits such payment. The Incentive Bonus shall be computed in accordance with any bonus plan established by the Compensation Committee for each quarter. The Compensation Committee may modify or terminate any Incentive Bonus Program in which Employee is a participant at any time upon written notice to Employee.

      7.1  Termination. Employee shall not be entitled to any Incentive Bonus if
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   Employee's active employment is for less than the full fiscal quarter in question, and Employee shall receive no Incentive Bonus for any partial fiscal quarter of employment unless Employee's employment hereunder is terminated by reason of Employee's death or disability, or pursuant to
   Section 5.4. In any such instance, COMPS shall pay Employee or Employee's estate an Incentive Bonus for the portion of the fiscal quarter during which Employee was actively employed by COMPS. Employee's partial Incentive Bonus shall be determined by multiplying the Incentive Bonus which would have been paid

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   to Employee pursuant to this Section 5 if Employee had remained employed by
   COMPS at the end of the fiscal quarter by a fraction, the numerator of which is the number of complete months of the fiscal year during which Employee was actively employed by COMPS and the denominator of which is twelve (12).

   8.  Arbitration/Sole Remedy for Breach of Agreement.  Except as provided in
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Section 9, in the event of any dispute between Employer and Employee concerning any aspect of the employment relationship, including any disputes upon termination, all such disputes shall be resolved by binding arbitration before a single neutral arbitrator. The arbitrator shall be selected from the American Arbitration Association through its procedures. All rules governing the arbitration shall be the rules as set forth by the American Arbitration Association. The arbitrator is bound to rule only on whether or not there has been a violation of the terms of this Agreement and to render an award, if any, that is consistent with the terms of this Agreement. Neither party to this Agreement is entitled to any legal recourse or rights or remedies other than those provided within this Agreement. The Employee's sole remedies for claims arising out of his employment, with the exception of Workers' Compensation remedies, are those set forth in this Agreement. In the event of a termination of employment, the arbitrator is limited to a determination of whether or not the discharge was for good cause or for other than good cause. If an arbitration is brought for something other than a termination of employment, the arbitrator is limited to award contract damages. The arbitrator may apportion the costs of the arbitration, including arbitrator's fees, among the parties, but shall have no power to award attorneys' fees. Each party shall be responsible for its own attorneys' fees.

   9.  Trade Secrets. Employee agrees that he/she has also signed and will abide
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by the terms of COMPS' Employee Agreement Concerning Confidentiality, Trade
Secrets, Outside Employment and Solicitation of BREIC Employees as a condition of Employee's employment.

   10. No Adverse Use. Employee will not at any time use COMPS' Trade Secrets or
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Inventions in any manner which may directly or indirectly have an adverse effect upon COMPS' business, nor will Employee perform any acts which would tend to reduce COMPS' proprietary value in Trade Secrets or Inventions.

   11. Return of Materials at Termination.  In the event of any termination of
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Employee's employment or upon the request of

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COMPS at any time, Employee or Employee's representative will promptly deliver to COMPS all materials, property, documents, data, and other information belonging to COMPS or pertaining to Trade Secrets or Inventions. Employee shall not take any materials, property, documents or other information, or any reproduction or excerpt thereof, belonging to COMPS or containing or pertaining to any Trade Secrets or Inventions.

   12.  Covenant Not to Compete.  Employee agrees that, during Employee's
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employment, and during any period prior to which payments to Employee under
Sections 5 and 6 and Exhibit B are completed, Employee will not directly or indirectly compete with COMPS in any way, or prepare to compete or assist any other person or entity to compete with COMPS in any way, and that Employee will not act as an officer, director, employee, consultant, more than three percent (3%) shareholder, significant lender, or agent of any other entity which is engaged in any business in California, Arizona or Nevada of the same nature as, or in competition with, the business in which COMPS is now engaged or in which COMPS becomes engaged during the term of Employee's employment.

   13.  General Provisions.
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        13.1  Payments. All payments due pursuant to the terms of this Agreement
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   shall be delivered in person, or by first class mail, postage prepaid to the last known address of the other party. Payments may be in lawful money of the United States, or may be made by check, draft or warrant of the paying entity.

        13.2  Notices. Any notices to be given hereunder by either party to the
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   other may be effected by either personal delivery in writing, or by mail, registered or certified, postage prepaid with a return receipt requested. Mailed notices shall be addressed to the other party to the address appearing beneath the party's signature on this Agreement, but each party may change its address by written notice in accordance with this paragraph. Notices delivered personally shall be deemed communicated as of the date of delivery.

        13.3  Complete Agreement. Employee acknowledges receipt of this
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   Agreement and agrees that this Agreement and COMPS' Employee Agreement
   Concerning Confidentiality, Trade Secrets, Outside Employment and Solicitation of BREIC Employees represent the entire Agreement with Employer concerning the subject matter hereof. These Agreements

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   supersede any and all other Agreements, either oral or in writing, between the parties hereto with respect to the matters discussed herein of Employee and contain all of the covenants and agreements between the parties with respect to the terms and conditions of Employee's employment. Employee hereby waives any rights previously award to Employee under any previous employment agreements, if any, including, without limitation, any rights under any: a) Phantom Stock Option Award Program; b) Incentive Compensation/Target Bonus Program; and/or c) Stock Option Plan. Each party to these Agreements acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party or anyone acting on behalf of any party which are not embodied herein.

        13.4  Severability. If any provision of this Agreement is held by a
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court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

        13.5  Other Benefits. Any amounts payable under this Agreement, other
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than Base Salary, shall not be deemed salary or other compensation for the purpose of computing benefits under any pension plan or other arrangement of COMPS for the benefit of its employees.

        13.6  No Waiver. Either party's failure to enforce any provision of this
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Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party from thereafter enforcing each and every other provision of this Agreement.

        13.7  Successors and Assigns. The rights and obligations of COMPS under
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this agreement shall enure to the benefit of and shall be binding upon the successors and assigns of COMPS. Employee shall not be entitled to assign any of his/her rights or obligations under this agreement.

        13.8  Applicable Law. This agreement shall be interpreted, construed,
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governed and enforced in accordance with the laws of the State of California.

        13.9  Amendments. No amendment or modification of the terms or
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conditions of this agreement shall be valid unless in writing and signed by the parties thereto.

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     IN WITNESS THEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

EMPLOYEE:                             COMPS InfoSystems, Inc., a
                                      California corporation

____________________________          By:___________________________

Print Name and Address                Its:__________________________

____________________________

____________________________

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